UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2026

DUNE ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 S. Rosemary Avenue, Suite 204

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 742-1904

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	IPODU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IPOD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IPODW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2026, Collective Acquisition Sponsor LLC, a Delaware limited liability company (the “New Sponsor”), Dune Acquisition Corporation II, a Cayman Islands exempted company (the “SPAC”), Dune Acquisition Holdings II LLC, a Delaware limited liability company (the “Sponsor”), Carter Glatt, as the managing member of Sponsor (the “Sponsor Member”), certain members of the Sponsor named as signatories thereto (the “Non-Managing Members”) and certain other institutional investors signatories thereto (the “Non-Managing Investors”, together with the Non-Managing Members and the Sponsor Member, the “Old Sponsor Members”) entered into a Purchase and Sponsor Handover Agreement (the “Purchase Agreement”) pursuant to which New Sponsor has agreed to purchase from the Sponsor, an aggregate of (i) 4,475,000 Class B ordinary shares, $0.0001 par value per share and (ii) 1,000,000 private placement warrants of the SPAC (the “Transferred Interests”), for an aggregate purchase price of $2,000,000 (the “Transaction”).

Pursuant to the Purchase Agreement, if a definitive business combination agreement is not entered into by May 7, 2026 (the “Option Date”), the Sponsor Member shall have the right (but not the obligation) to repurchase the Transferred Interests from the New Sponsor for a purchase price of $2,000,000 (the “Repurchase Right”). The Repurchase Right may be exercised only during the period commencing on the Option Date and ending at 5:00 p.m., New York City time, on the date that is five (5) days after the Option Date (the “Option Period”), by delivery of written notice of exercise to the New Sponsor in accordance with the terms set forth in the Purchase Agreement. If the Sponsor Member does not exercise the Repurchase Right within the Option Period, the Repurchase Right shall automatically terminate and be of no further force or effect.

The closing of the Transaction and such other transactions contemplated by the Purchase Agreement (the “Closing”) is expected to occur on or around February 5, 2026 (the “Closing Date”). The Closing is conditioned upon the delivery of certain documents, as set forth in the Purchase Agreement, and upon other customary closing conditions.

Pursuant to the Purchase Agreement, among other matters, effective on the Closing Date:

●	Carter Glatt, Michael Castaldy, Ben Coates, Jeron Smith and Cecil White have agreed to resign from their positions as directors of the SPAC (collectively, the “Resigning Directors”) effective as of Schedule 14F Change in Control Date (as defined below);

●	Carter Glatt and Michael Castaldy have agreed to resign from their positions as officers of the SPAC (together, the “Resigning Officers”);

●	New Sponsor and each of the directors and officers elected by the New Sponsor have agreed to be bound by the terms of the Letter Agreement, dated May 6, 2025, by and among the SPAC, its executive officers, its directors and the Sponsor (the “Letter Agreement”), through a Joinder Agreement, a form of which is filed as Exhibit 10.2 hereto (the “Letter Agreement Joinder”);

●	New Sponsor has agreed to assume the obligations of the Sponsor under the Administrative Services Agreement, dated as of May 6, 2025, entered into between the SPAC and the Sponsor, through a Joinder Agreement, a form of which is filed as Exhibit 10.3 hereto; and

●	New Sponsor has agreed to become a party to the Registration Rights Agreement, dated as of May 6, 2025, entered into between the SPAC and the Sponsor, through a Joinder Agreement, a form of which is filed as Exhibit 10.4 hereto.

Elliot Richmond will serve as Chief Executive Officer and Chief Financial Officer of the SPAC, with David Bailin and Jeremy Sziklay serving as independent directors. Carter Glatt, the former Chairman and CEO of the SPAC, will serve as Special Advisor to the SPAC. Concurrently with Closing, the Resigning Directors will deliver their resignations, effective following the Closing upon expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14f-1 thereunder, and new members of the board of directors of the SPAC (the “Board of Directors”) will be appointed by the New Sponsor. As a result of the foregoing, the Resigning Officers will be replaced by the newly appointed officer and the Resigning Directors will be replaced by a new Board of Directors. On the 10th day following the mailing by the SPAC of an information statement to the stockholders of the SPAC advising them of the Transaction and the other transactions contemplated by the Purchase Agreement, including the change in control of a majority of the Board of Directors, pursuant to Section 14(f) of the Exchange Act, as amended, and Rule 14(f) thereunder (the “Schedule 14F Change in Control Date”), the Resigning Directors will resign as directors and the New Sponsor may appoint new directors.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (i) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iii) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which a form of is filed hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The information contained in Item 1.01 of this report is incorporated by reference into this item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this report is incorporated by reference into this item.

As discussed in Item 1.01, in connection with the Transaction pursuant to the Purchase Agreement, Carter Glatt (Chief Executive Officer) and Michael Castaldy (Chief Financial Officer) will resign from their respective positions as officers of the SPAC, and the existing members of the Board of Directors will resign as directors of the SPAC. As described above, Elliot Richmond will serve as Chief Executive Officer and Chief Financial Officer of the SPAC effective as of the Closing Date and David Bailin and Jeremy Sziklay will serve as independent directors effective as of Schedule 14F Change in Control Date.

Elliot Richmond has served as President of Collective Capital Management LLC since January 2024. He was an Independent Director of Inflection Point Acquisition Corp. II, a special purpose acquisition company, from May 2023 until March 2025 when it completed its business combination with USA Rare Earth, Inc. From April 2021 to June 2023, he served as Chief Financial Officer and Director of Ahren Acquisition Corp. Mr. Richmond had a successful 20-year career in investment banking and was a Partner and Managing Director at Moelis & Company (from 2012 to 2019). Prior to joining Moelis & Company in 2011, Mr. Richmond was Director of Investment Banking, and Head of UK ECM, at Bank of America Merrill Lynch. Throughout his career, Mr. Richmond has advised on over $75 billion worth of mergers & acquisitions and equity offerings. He holds a B.Sc. in Economics from University College London.

David Bailin is the Founder and CEO of CIO Group, a wealth management firm serving the world’s most successful families, family offices and RIAs. Previously, Mr. Bailin served as the Chief Investment Officer and Global Head of Investments for Citi Wealth from January 2019 until May 2024. In these roles, he oversaw approximately $190 billion in client assets and was responsible for the firm’s global investment strategy, manager selection and asset management. Mr. Bailin joined Citi as a Managing Director in 2009. Prior to his tenure at Citi, he served as the Head of Alternative Investment Asset Management for Bank of America’s Global Wealth and Investment Management division. Mr. Bailin is a frequent commentator on global markets and investment strategy for major financial media, including CNBC, Bloomberg, and the Wall Street Journal. He holds a B.A. with honors from Amherst College and an M.B.A. with honors from Harvard Business School.

Jeremy Sziklay is a Co-Founder and Partner of UNCAP, an investment firm focused on digital assets and emerging technologies. He serves as the Chief Financial Officer of SPARK Neuro Inc., an applied neuroscience company that measures brain activity to quantify audience engagement, and the CFO of NEXUS, a global community founded to bridge communities of wealth and social entrepreneurship. Mr. Sziklay has deep expertise across fund management, business operations, and the legal and accounting sectors. Earlier in his career, he served as the Chief Investment Officer of a distressed asset fund with several hundred million dollars under management. He holds a degree in Finance and Accounting from Syracuse University and a Juris Doctor (J.D.) from Brooklyn Law School.

On February 5, 2026, in connection with their respective director and officer appointments, Mr. Richmond, Mr. Bailin and Mr. Sziklay each will enter into (1) a Letter Agreement Joinder and (2) an indemnity agreement (the “Indemnity Agreement”) with the SPAC. Pursuant to the Letter Agreement Joinder, Mr. Richmond, Mr. Bailin and Mr. Sziklay will become a party to the Letter Agreement wherein they each will be bound to comply with the provisions applicable to insiders in the same manner as if they each were an original signatory thereto and in such capacity as an insider therein. The Indemnity Agreement requires the SPAC to indemnify Mr. Richmond, Mr. Bailin and Mr. Sziklay to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against her as to which they each could be indemnified.

The foregoing summary of the Letter Agreement Joinder and Indemnity Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement Joinder and Indemnity Agreement, the forms of which are filed as Exhibit 10.2 and 10.5, respectively and are each incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Form of Purchase Agreement, dated January 30, 2026, by and among Collective Capital Management LLC, Dune Acquisition Corporation II, Dune Acquisition Holdings II LLC, Carter Glatt and certain investors signatories thereto
10.2	Form of Joinder to the Letter Agreement, dated February 5, 2026, by and among the SPAC, its executive officers, its directors and the New Sponsor
10.3	Joinder to the Administrative Services Agreement, dated February 5, 2026, by and between the SPAC and the New Sponsor
10.4	Joinder to the Registration Rights Agreement, dated February 5, 2026, by and between the SPAC and the New Sponsor
10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the SPAC’s Registration Statement on Form S-1 filed on March 7, 2025).
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

†	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ACQUISITION CORPORATION II

By:	/s/ Carter Glatt
Name: Carter Glatt
Title: Chief Executive Officer

Dated: February 5, 2026

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